Exhibit 23.1
Consent of Independent Auditors

We have issued our report dated June 13, 2017 with respect to the financial statements of Zycron, Inc. as of December 31, 2016 and for the year then ended, included in this Current Report of BG Staffing, Inc. on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of BG Staffing, Inc. on Form S-8 (File Number 333-193014) and on Form S-3 (File Number 333-201178).

/s/ Blankenship CPA Group, PLLC

Nashville, Tennessee

June 15, 2017